UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Affymax, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 26, 2011 for the sole purpose of disclosing the Company’s decision as to the frequency with which it will include advisory votes on executive compensation in future annual meeting proxy materials.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, at the annual meeting of the stockholders of the Company held on May 25, 2011, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis.  Based on these results, and consistent with the recommendation of the Company’s Board of Directors, the Company has determined that it will hold a non-binding, advisory proposal to approve the compensation of its named executive officers every year until the next stockholder advisory vote on the frequency of future votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2017, or until the Board of Directors otherwise determines that a different frequency for such advisory votes would be in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: September 30, 2011	By:	/s/ Grace U. Shin

Grace U. Shin, General Counsel